UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2022

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2022, Oncotelic Therapeutics, Inc. (the “Company”) appointed Fatih Uckun, M.D., Ph.D. as its Consulting Chief Medical Officer for the Company. Prior to joining Oncotelic, Dr. Uckun served as Chief Medical Officer and Chief Scientific Officer of Reven Pharmaceuticals (from 2020 to 2022), Chief Medical Officer of Ares Pharmaceuticals (from 2017 to 2022), Chief Clinical Advisor of Aptevo Therapeutics (2021), Vice President and Clinical Strategy Lead, Oncology-Hematology of Worldwide Clinical Trials (2020), Chief Medical Officer of Mateon and Oncotelic (2019-2020), and Executive Medical Director and Strategy Lead in Global Oncology and Hematology at Syneos Health (from 2017 to 2018). Prior to this, he was Vice President of Research and Clinical Development at Nantkwest, Chief Scientific Officer of Jupiter Research Institute and, before that, held senior-level scientific and research positions at Parker Hughes Institute and its cancer center, Paradigm Pharmaceuticals, and the Children’s Cancer Study Group. From 2012-2015, Dr. Uckun served as chair of the Biotargeting Working Group and a Member of the Coordination and Governance Committee of the NCI Alliance for Nanotechnology in Cancer. From 2009 to 2015 he was a Professor of Pediatrics and Head of Translational Research in Leukemia and Lymphoma of the Children’s Center for Cancer and Blood Diseases at the University of Southern California. During his tenure at the University of Minnesota from 1986 to 1997, Dr. Uckun worked as a Professor of Therapeutic Radiology-Radiation Oncology, Pharmacology, and Pediatrics as well as Director of the Biotherapy Institute at the University of Minnesota, where he became the first recipient of the Endowed Hughes Chair in Biotherapy. Dr. Uckun is an elected Member of the American Society for Clinical Investigation (ASCI), an honor society for physician-scientists, and an active member of several professional organizations. He received numerous awards for his work on monoclonal antibodies, recombinant cytokines and fusion proteins, radiation sensitizers, kinase inhibitors and targeted therapeutics for difficult-to-treat cancers, including the Stohlman Memorial Award of the Leukemia Society of America, the highest honor given to a Leukemia Society Scholar. He has published more than 500 peer-reviewed papers, authored numerous review articles and book chapters and is an inventor on numerous patents.

Dr. Uckun will assist the Company in its internal clinical trial efforts for the Company’s product portfolio as well as the joint venture’s product, OT-101, with GMP Biotechnology, LLC and Sapu Therapeutics, Inc. Dr. Uckun will be compensated $504,000 per annum as his compensation for his efforts and Dr. Uckun will dedicate 70% of his time to the efforts of the Company.

In addition, on May 1, 2022, the Company appointed Dr. Seymour Fein as its Consulting Chief Regulatory Officer. Dr. Fein has been managing partner of the clinical and regulatory consulting organization, CNF Pharma, LLC for the last 20 years and in that capacity has worked closely with numerous new drug reviewing divisions at the FDA including the divisions of oncologic drug products. Dr. Fein’s professional activities have been focused on drug development research for over 35 years. He has been extensively involved in the successful development of numerous drugs, biologics and medical devices during this time leading to FDA approvals for over 20 drugs (NDAs, sNDAs, BLAs) and devices (PMAs). Dr. Fein began his career at Hoffmann-La Roche Ltd. as a senior research physician and was responsible for a clinical development program that led to U.S. Food and Drug Administration (FDA) approval of recombinant interferon-alpha for cancer treatment. Dr. Fein was also the medical director of Bayer Healthcare Pharmaceuticals (U.S.) where he was responsible for therapeutic areas including gastroenterology, oncology, and cardiology. He later served as medical director for Rorer Group (now part of Sanofi) and Ohmeda (now part of Baxter). Dr. Fein founded and has been managing partner of a clinical and regulatory consulting organization and has worked closely with the numerous new drug review divisions at the FDA including the divisions of oncologic drug products. Dr. Fein has successfully overseen entrepreneurial drug development leading to the FDA approval of two orphan drug products in the field of gastroenterology and the first drug approved for the treatment of nocturia in the field of urology. Dr. Fein received his B.A. degree from the University of Pennsylvania and his M.D. degree with honors from New York Medical College. He completed a three-year residency in internal medicine at Dartmouth and a three-year fellowship in medical oncology and hematology at Harvard Medical School, where he served as an instructor of medicine during his final fellowship year. Dr. Fein is board-certified in both oncology and internal medicine.

Dr. Fein will assist the Company in its regulatory efforts for the Company’s product portfolio as well as the joint venture’s product, OT-101, with GMP Biotechnology, LLC and Sapu Therapeutics, Inc. At this time, Dr. Fein will be compensated $180,000 per annum as his compensation for his efforts and Dr. Fein will dedicate 10% of his time to the efforts of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Independent consulting agreement between Oncotelic Therapeutics, Inc. and Fatih Uckun, MD, Ph.D. dated May 1, 2022	Filed herewith

10.2	Independent consulting agreement between Oncotelic Therapeutics, Inc. and Seymour Fein, MD dated May 1, 2022	Filed Herewith

99.1	Press Release dated May 3, 2022	Filed Herewith

99.2	Press Release dated May 4, 2022	Filed Herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: May 6, 2022	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer

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